Exhibit 10.69

AMERICAN INTERNATIONAL GROUP, INC.

 NON-QUALIFIED RETIREMENT INCOME PLAN

(As Amended and Restated Effective April 1, 2012)

i

PREAMBLE

The American International Group, Inc.  Non-Qualified Retirement Income Plan (hereinafter referred to as the “Plan”) shall become effective on April 1, 2012 and shall constitute an amendment, restatement and continuation of the “American International Group, Inc. Excess Retirement Income Plan”, as amended and in effect on March 31, 2012.

The purpose of the Plan is to permit certain Employees of the Employer to receive additional retirement income benefits from the Employer when benefits cannot be paid from the American International Group, Inc. Retirement Plan due to the limitations of Sections 401(a)(17) and, prior to April 1, 2012, 415 of the Internal Revenue Code.

The Plan is intended to comply with Section 409A of the Internal Revenue Code.

ARTICLE 1

DEFINITIONS

The following words and phrases as used herein shall have the following meanings, and the masculine, feminine and neuter gender shall be deemed to include the others and the singular shall include the plural, and vice versa, when appropriate, unless a different meaning is plainly required by the context:

1.1          “Account” means the Account as defined in the Qualified Plan for a Cash Balance Participant as defined thereunder.

1.2          “Affiliated Employer” means any member of the same controlled group of corporations as the Company or an Employer as determined under Section 414(b) or (c) of the Code.

1.3          “AG Offset” means the monthly amount payable at Normal, Early, Postponed, or Disability Retirement Date, as applicable, in the form of a single life annuity under the Restoration Income Plan for Certain Employees Participating in the Restated American General Retirement Plan which was cashed out to the Participant from the American General Corporation Supplemental Executive Retirement Plan (sometimes referred to as the “AG SERP”) or a Supplemental Executive Retirement Agreement (sometimes referred to as an “AG SERA”).

1.4          “Average Final Compensation” means the amount determined by dividing (i) the average annual Compensation of the Participant during the three consecutive years in the last ten years of his credited service (as determined under the Qualified Plan) affording the highest such average, or during all the years of his credited service if less than three years, by (ii) twelve (12). For purposes of determining Average Final Compensation for a Participant listed on Schedule A, the Freeze Period as defined in Section 4.6 shall be disregarded for purposes of determining whether years are consecutive.

1.5          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.6          “Committee” means the Compensation and Management Resources Committee of the Board of Directors of American International Group, Inc. or any successor thereto.

1.7          “Company” means American International Group, Inc.

1.8          “Compensation” means, for amounts other than amounts determined under Section 1.15, the Participant’s Compensation as determined under the Qualified Plan, excluding any sales commissions payable to an Employee for services rendered to the Company. Effective as of April 1, 2012, Compensation for purposes of determining the amount under Section 1.15 means the Participant’s Compensation as determined under the Qualified Plan for purposes of determining Pay Credits (as defined in the Qualified Plan), provided that Compensation for any Plan Year shall be limited to $1,000,000 (one million dollars), adjusted annually in the same manner that the limitation under Section 401(a)(17) of the Code is adjusted to reflect cost-of-living increases, pursuant to rules established by the Plan Administrator in its sole discretion. Compensation for any purpose under the Plan, including for periods prior to April 1, 2012, shall not include severance payments and other amounts paid after a Participant’s Separation from Service.

1.9          “Designated Beneficiary” means the beneficiary designated by the Participant pursuant to rules established by the Plan Administrator. In the event that a Participant fails to designate a beneficiary under the Plan, such Participant’s Designated Beneficiary shall be deemed to be the beneficiary with respect to such Participant’s Qualified Plan pre-retirement death benefit.

1.10        “Disability” means the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an Employer, including the Company’s short-term disability program.

1.11        “Early Retirement Date” means the date as of which benefits commence for a Participant eligible for a benefit under Section 3.2.

1.12        “Effective Date” of this Plan means April 1, 2012. The original effective date of the Plan is July 1, 1986.

1.13        “Employee” means a person who is classified as an employee on the payroll records of an Employer. Individuals not classified as employees on the payroll records of an Employer for a particular period shall not be considered Employees for such period even if a court of administrative agency subsequently determines that such individuals were common law employees of the Employer during such period.

1.14        “Employer” means the Company and any other company as defined in Sections 2.06 and 8.01 of the American International Group, Inc. Retirement Plan.

1.15        “Excess Account” means the difference between (i) and (ii) as stated below:

(a)           the Account to which the Participant would have been entitled under the Qualified Plan, if such benefit were calculated under the Qualified Plan without giving effect to the limitations imposed by the application of Code Sections 401(a)(17) and if such Account were calculated using Compensation as defined herein including, where provided for a Participant pursuant to a written agreement with the Company, compensation paid after Separation from Service;

(b)           the Account payable to the Participant under the Qualified Plan and any predecessor thereof after the limitations imposed by the application of Code Sections 401(a)(17) disregarding, except as provided otherwise for a Participant pursuant to a written agreement with the Company, compensation (as defined in the Qualified Plan) paid after the Participant’s Separation from Service.

1.16        “Excess Normal Retirement Income” means the amount determined under Section 4.1.

1.17        “Excess Opening Account Balance” means the difference between (i) the Opening Account Balance (as defined in the Qualified Plan), increased by Interest Credits applicable as of the determination date, to which the Participant would have been entitled under the Qualified Plan, if such Opening Balance, increased by Interest Credits applicable as of the determination date, were calculated under the Qualified Plan without giving effect to the limitations imposed by the application of Code Sections 401(a)(17) and 415 and if such Opening Balance, increased by Interest Credits applicable as of the determination date, were calculated using Average Final Compensation as defined herein, and (ii) the Opening Balance (as defined in the Qualified Plan), increased by Interest Credits applicable as of the determination date, to which the Participant is entitled, taking into account the limitations imposed by the application of Code Sections 401(a)(17) and 415.

1.18        “Executive” means any person, including an officer, employed on a regular, full-time, salaried basis by an Employer.

1.19        “Frozen Accrued Benefit” means a Participant’s accrued benefit under the Plan as of March 31, 2012, determined as provided under Section 4.1

1.20        “Grandfathered Accrued Benefit” means the accrued benefit that would be determined under Section 4.1, taking into account all Credited Service (as defined in the Qualified Plan), Compensation (as defined in the Qualified Plan, but excluding amounts paid after Separation from Service), and Covered Compensation until a Participant’s Separation from Service or death, applying the benefit formula that applied under the Qualified Plan on March 31, 2012,

1.21        “Grandfathered Transition Benefit” means the benefit provided in Section 4.2(c) for a Participant who is a Grandfathered Transition Participant as defined in the Qualified Plan.

1.22        “Non-Grandfathered Transition Benefit” means the benefit provided in Section 4.2(b) for a Participant who is a Non-Grandfathered Transition Participant as defined in the Qualified Plan.

1.23        “Normal Form” means a single life annuity payable for the life of the Participant and ending with the last monthly payment made prior to the Participant’s death.

1.24        “Normal Retirement Date” means the Participant’s Normal Retirement Date as determined under the terms of the Qualified Plan.

1.25        “Participant” means an Employee who has become a Participant pursuant to Article 2 of the Plan.

1.26        “Plan” means the American International Group, Inc.  Non-Qualified Retirement Income Plan, as herein set forth, and as it may hereafter be amended from time to time.

1.27        “Postponed Retirement Date” means the date as of which the Participant commences his Postponed Retirement Benefit after his Normal Retirement Date as determined under the terms of the Qualified Plan.

1.28        “Qualified Plan” means the American International Group, Inc. Retirement Plan, as amended from time to time.

1.29        “Qualified Plan Pre-Retirement Survivor Annuity” means the benefit paid to a Participant’s beneficiary under the Qualified Plan upon the Participant’s death prior to his annuity commencement date.

1.30        “Qualified Plan Retirement Income” means the benefit paid to a Participant under the Qualified Plan and includes retirement income payable upon Normal Retirement, Early Retirement or Postponed Retirement, by reason of disability or to an Employee who terminates employment with a vested interest in his Qualified Plan retirement income.

1.31        “Retirement Board” has the meaning provided under the Qualified Plan.

1.32        “Retirement Income” means the retirement benefits provided to Participants and their joint or contingent annuitants in accordance with the applicable provisions of this Plan and shall include the Excess Retirement Income payable pursuant to Article 4.

1.33        “Separation from Service” means the Participant has terminated employment (other than by death or Disability) with the Company and each Affiliated Employer, subject to the following:

(a)           For this purpose, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months or, if longer, so long as the individual’s right to reemployment with the Company or an Affiliated Employer is provided either by statute or by contract. If the period of leave exceeds six (6) months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

(b)           The determination of whether a Participant has terminated employment shall be determined based on the facts and circumstances in accordance with the rules set forth in Code Section 409A and the regulations thereunder.

1.34        “Specified Employee” means a Participant who, as of the date of the Participant’s Separation from Service, is a key employee of the Company or an Employer. For purposes of this Plan, a Participant is a key employee if the Participant meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the 12-month period ending on the December 31st of a Plan Year. If a Participant is a key employee as of such December 31st, the Participant is treated as a key employee for purposes of this Plan for the entire 12-month period beginning on the next following April 1st.

1.35        “Surviving Spouse” means a spouse to whom the Participant is lawfully married on the date of the Participant’s death, for purposes of determining the individual entitled to a benefit under Article 7 with respect to a death occurring prior to April 1, 2012.

1.36        “Years of Service or Fraction Thereof” means a continuous 12-month period or fraction thereof for each full month of active employment commencing on the Participant’s date of hire or on the anniversary thereof.

ARTICLE 2

PARTICIPATION

Effective as of April 1, 2012, Employees who are members of the Qualified Plan and whose benefits under the Qualified Plan are limited by reason of the application of the limitations imposed by Section 401(a)(17) of the Code shall become Participants in this Plan. Prior to April 1, 2012, Employees who are members of the Qualified Plan and whose benefits under the Qualified Plan are limited by reason of the application of the limitations imposed by Section 401(a)(17) of the Code or Section 415 of the Code shall become Participants in this Plan. A Participant who, prior to April 1, 2012, became a Participant in the Plan solely by reason of the application of the limitations imposed by Section 415 of the Code and who, on and after April 1, 2012, no longer meets the eligibility requirements of the Plan, shall not accrue a benefit under the Plan on and after April 1, 2012 until such time (if ever) that he again meets the eligibility requirements under the Plan.

Unless otherwise specified in an applicable stock or asset purchase or sales agreement between the Company and another entity, the accruals for any Participant who is an Employee or former Employee of an entity divested by or sold by the Company or any of its subsidiaries shall cease, and such individual shall not accrue additional benefits, or additional service for determining eligibility for any normal or early retirement benefit under Article 4, thereafter, unless he shall later become eligible upon rehire to participate in the Plan.

For clarity, effective April 1, 2012, an individual employed by VALIC as a Field Sales Employee, Regional Manager (including Assistant Regional Manager, Associate Regional Manager, District Manager, Branch Manager, and Unit Manager) or Client Services Specialist became eligible to participate in the Qualified Plan and therefore became eligible to participate in the Plan, subject to the additional participation requirements of this Article 2 and the Plan.

ARTICLE 3

RETIREMENT AND OTHER BENEFITS

3.1          Normal Retirement, Postponed Retirement and Disability Retirement. A Participant in the Plan who has a Separation from Service on his Normal or Postponed Retirement Date shall be entitled to receive the Excess Normal or Postponed Retirement Income, as applicable, as described in Article 4. If a Participant incurs a Disability, the Participant shall be entitled to receive the Excess Disability Retirement Income described in Section 4.5.

3.2          Early Retirement. For a Separation from Service occurring on or after April 1, 2012, if a Participant has a Separation from Service prior to Normal Retirement (other than by death or by incurring a Disability) on or after age 60 and with 5 Years of Service or Fraction Thereof or on or after age 55 with 10 or more Years of Service or Fraction Thereof (in each case referred to as “Early Retirement”), an Excess Retirement Income will be payable in accordance with Section 4.3. For a Separation from Service occurring prior to April 1, 2012, (i) if a Participant has a Separation from Service prior to Normal Retirement (other than by death or by incurring a Disability) on or after age 60 and with 5 Years of Service or Fraction Thereof, an Excess Early Retirement Income will be payable in accordance with Section 4.3, and (ii) if a Participant has a Separation from Service prior to Normal Retirement (other than by death or incurring a Disability), on or after age 55 with 10 or more years of Credited Service (as defined in the Qualified Plan), an Excess Retirement Income will be payable in accordance with Section 4.3 unless, in its sole discretion, the Committee determines that a benefit shall not be payable to the Participant. In determining the number of years of Credited Service (as defined in the Qualified Plan) and the number of Years of Service or Fraction Thereof for a Participant listed in Schedule A, for purposes of this Section 3.2, the number of years of Credited Service (as defined in the Qualified Plan) and the number of Years of Service or Fraction Thereof occurring during the Freeze Period as defined in Section 4.6 shall be included.

3.3          Death. If such a Participant dies prior to the commencement of benefits such that a death benefit is payable under the terms of the Qualified Plan, a death benefit shall be payable in accordance with Section 7.1; provided, however, that, except as hereinafter provided, no death benefit is payable if the Participant dies after termination of employment prior to his Early, Normal, Postponed or Disability Retirement Date. Notwithstanding the foregoing, in the case of an individual who (i) is a Participant in the Plan by reason of the merger of The Hartford Steam Boiler Excess Retirement Benefit Plan (the “HSB Excess Plan”), the Restoration of Retirement Income Plan for Certain Employees Participating in the Restated American General Retirement Plan (the “AG Restoration Plan”) or the 20th Century Industries Supplemental Pension Plan (the “20th Century Supplemental Plan”) into this Plan, (ii) terminates employment with a vested interest in his or her accrued benefit under the HSB Excess Plan, the AG Restoration Plan or the 20th Century Supplemental Plan, as applicable, prior to eligibility for Early, Normal, Postponed or Disability Retirement under this Plan, and (iii) dies prior to the commencement of Excess Retirement Income, a death benefit shall be payable to the Participant’s surviving spouse to the extent provided in the HSB Excess Plan as set forth in Appendix B, the AG Restoration Plan as set forth in Appendix A or the 20th Century Supplemental Plan as set forth in Appendix C, to the extent applicable to a Participant, with such benefit to commence within 90 days of the later of the date the Participant would have attained age 55 or the Participant’s date of death.

3.4          Merger of the AG Restoration Plan. Effective as of July 1, 2005, the AG Restoration Plan was merged into this Plan. Any benefit a Participant had accrued as of the date of such merger under the AG Restoration Plan shall be payable in accordance with the terms of the Plan as set forth herein.

The AG Restoration Plan is attached as Appendix A to the Plan. Appendix A is only operational to the extent referenced in the Plan (exclusive of Appendix A) or incorporated by reference in the Plan (exclusive of Appendix A).

Notwithstanding the foregoing or Article 5, a Participant shall be vested in his benefit accrued under the AG Restoration Plan to the extent provided in the AG Restoration Plan as set forth in Appendix A.

3.5          Merger of the HSB Excess Plan. Effective as of January 1, 2005, the HSB Excess Plan was merged into this Plan. Any benefit a Participant had accrued as of the date of such merger under the HSB Excess Plan shall be payable in accordance with the terms of the Plan as set forth herein.

The HSB Excess Plan is attached as Appendix B to the Plan. Appendix B is only operational to the extent referenced in the Plan (exclusive of Appendix B) or incorporated by reference in the Plan (exclusive of Appendix B).

Notwithstanding the foregoing or Article 5, a Participant shall be vested in his benefit accrued under the HSB Excess Plan to the extent provided in the HSB Excess Plan as set forth in Appendix B.

3.6          Merger of the 20th Century Supplemental Plan. Effective as of January 1, 2008, the 20th Century Supplemental Plan was merged into this Plan. Any benefit a Participant had accrued as of the date of such merger under the 20th Century Supplemental Plan shall be payable in accordance with the terms of the Plan as set forth herein.

The 20th Century Supplemental Plan is attached as Appendix C to the Plan. Appendix C is only operational to the extent referenced in the Plan (exclusive of Appendix C) or incorporated by reference in the Plan (exclusive of Appendix C).

Notwithstanding the foregoing or Article 5, a Participant shall be vested in his benefit accrued under the 20th Century Supplemental Plan to the extent provided in the 20th Century Supplemental Plan as set forth in Appendix C.

3.7          Frozen Accrued Benefits for Certain Employees employed by ALICO Holdings LLC and its subsidiaries (“ALICO”). The accrued benefit (including eligibility for any early retirement subsidy) of each Participant who is an employee of ALICO as of November 1, 2010, the date the transactions described in the Stock Purchase Agreement entered into among the Company, ALICO Holdings LLC and MetLife, Inc. dated as of March 7, 2010 closed (the “Closing Date”), other than a Participant who is absent from work on such date due to a long-term disability or an unpaid medical leave of absence or leave due to a workplace injury covered by a workers’ compensation policy or program incurred more than six months prior to the sale (“ALICO Employee”), shall be frozen as of the Closing Date. The liability for the frozen accrued benefit of each ALICO Employee shall be transferred to a similar nonqualified deferred compensation plan maintained by MetLife, Inc. or one of its subsidiaries, effective as of the Closing Date.

ARTICLE 4

EXCESS RETIREMENT INCOME

4.1          For a Participant who incurs a Separation from Service prior to April 1, 2012, subject to Section 6.3 , the Excess Normal Retirement Income payable to an eligible Participant in the Normal Form shall, commencing as of his Normal Retirement Date, be equal to the difference between (a) and (b) as stated below:

(a)           the monthly amount of the Qualified Plan Retirement Income payable upon his Normal Retirement Date to which the Participant would have been entitled under the Qualified Plan, if such benefit were calculated under the Qualified Plan without giving effect to the limitations imposed by the application of Code Sections 401(a)(l7) and 415 and if such Qualified Plan Retirement Income were calculated using Average Final Compensation as defined herein;

(b)           the sum of (i) the monthly amount of Qualified Plan Retirement Income payable upon his Normal Retirement Date to the Participant under the Qualified Plan and any predecessor thereof after the limitations imposed by the application of Code Sections 401(a)(17) and 415 (whether or not such benefits are actually paid at such date) and (ii) the AG Offset, if any.

4.2          Effective April 1, 2012, subject to Section 6.3, the Excess Normal Retirement Income payable to an eligible Participant in the form provided under Article 6, shall, commencing as of his Normal Retirement Date, be equal to the amount determined in (a), (b), or (c) below, as applicable.

(a)           The Excess Normal Retirement Income payable to an eligible Participant (other than a Participant eligible for a Non-Grandfathered Transition Benefit or a Grandfathered Transition Benefit) shall be equal to the Participant’s Excess Account.

(b)           The Excess Normal Retirement Income payable to a Participant eligible for a Non-Grandfathered Transition Benefit shall be equal to the greater of (A) or (B), where:

(A)          equals the Excess Account, reduced by the AG Offset, if any, and

(B)          the sum of the Excess Account, disregarding the Excess Opening Balance, and the Frozen Accrued Benefit,

(c)           The Excess Normal Retirement Income payable to a Participant eligible for a Grandfathered Transition Benefit shall be equal to the greatest of (A), (B), or (C), where:

(A)          equals the Excess Account, reduced by the AG Offset, if any, and

(B)          equals the sum of the Excess Account, disregarding the Excess Opening Balance, and the Frozen Accrued Benefit, and

(C)          equals the Grandfathered Accrued Benefit.

4.3          A Participant who is eligible for Early Retirement under Section 3.2 shall be entitled to the benefit determined in this Section 4.3.

(a)           For a Separation from Service prior to April 1, 2012, subject to Section 6.3, if a Participant who is eligible for Early Retirement under Section 3.2 incurs a Separation from Service prior to Normal Retirement Date (other than by death or Disability), an amount shall be payable under this Plan commencing as of such Early Retirement Date (the “Excess Early Retirement Income”). Such Excess Early Retirement Income payable in the Normal Form shall be equal to the difference between (i) and (ii) as stated below:

(i)            the monthly amount of the Qualified Plan Retirement Income payable upon his Early Retirement Date to which the Participant would have been entitled under the Qualified Plan, if such benefit were calculated under the Qualified Plan without giving effect to the limitations imposed by the application of Code Sections 401(a)(17) and 415 and if such Qualified Plan Retirement Income were calculated using Average Final Compensation as defined herein;

(ii)           the sum of (A) the monthly amount of Qualified Plan Retirement Income payable upon his Early Retirement Date to the Participant under the Qualified Plan and any predecessor thereof after the limitations imposed by the application of Code Sections 401(a)(17) and 415 (whether or not such benefits are actually paid at such date) and (B) the AG Offset.

If the Participant is not eligible for Early Retirement under the Qualified Plan, the amounts computed under (i) and (ii) shall be the amounts that would be payable at Normal Retirement Date under those sections, but reduced by 6-2/3% for each year (and a fraction thereof for each full month) that retirement precedes age 65.

(b)           Effective April 1, 2012, the Excess Early Retirement Income payable to an eligible Participant (other than a Participant Eligible for a Non-Grandfathered Transition Benefit or a Grandfathered Transition Benefit) in the form provided under Article 6 shall be equal to the Excess Account.

(c)           Effective April 1, 2012, the Excess Early Retirement Income payable to a Participant eligible for a Non-Grandfathered Transition Benefit shall be equal to the greater of (A) or (B), where:

(A)          equals the Excess Account reduced by the AG Offset, if any, and

(B)          equals the sum of the Excess Account, disregarding the Excess Opening Balance, and the Frozen Accrued Benefit.

(d)           Effective April 1, 2012, the Excess Early Retirement Income payable to a Participant eligible for a Grandfathered Transition Benefit shall be equal to the greatest of (A), (B), or (C), where:

(A)          equals the Excess Account, reduced by the AG Offset, if any, and

(B)          equals the sum of the Excess Account, disregarding the Excess Opening Balance, and the Frozen Accrued Benefit, and

(C)          equals the Grandfathered Accrued Benefit.

(e)           The Frozen Accrued Benefit and the Grandfathered Accrued Benefit shall be reduced to reflect early commencement by applying the early retirement factors set forth in the Qualified Plan.

(f)            If the Participant is not eligible for Early Retirement under the Qualified Plan, the Frozen Accrued Benefit and the Grandfathered Accrued Benefit shall be the amounts that would be payable at Normal Retirement Date, but reduced by 6-2/3% for each of the first 5 years (and a fraction thereof for each full month) that retirement precedes age 65 and 3-1/3% for each year (and a fraction thereof for each full month) that retirement precedes age 60.

(g)           For a Participant listed on Schedule A whose benefit is determined under Section 4.6(a), for purposes of determining what reduction factors apply under this Section 4.3, the number of years of Credited Service (as defined in the Qualified Plan) occurring during the Freeze Period shall be disregarded.

4.4          A Participant who is eligible for a benefit commencing on his Postponed Retirement Date under Section 3.1 shall be entitled to the benefit determined in this Section 4.4.

(a)           For a Participant who incurs a Separation from Service prior to April 1, 2012, subject to Section 6.3, the amount payable to an eligible Participant in the Normal Form, commencing as of his Postponed Retirement Date (the “Excess Postponed Retirement Income”), shall be equal to the difference between (i) and (ii) as stated below:

(i)            the monthly amount of the Qualified Plan Retirement Income payable upon his Postponed Retirement Date to which the Participant would have been entitled under the Qualified Plan, if such benefit were calculated under the Qualified Plan without giving effect to the limitations imposed by the application of Code Sections 401(a)(17) and 415 and if such Qualified Plan Retirement Income were calculated using Average Final Compensation as defined herein;

(ii)           the sum of (A) the monthly amount of Qualified Plan Retirement Income payable upon his Postponed Retirement Date to the Participant under the Qualified Plan and any predecessor thereof after the limitations imposed by the application of Code Sections 401(a)(17) and 415 (whether or not such benefits are actually paid at such date) and (B) the AG Offset.

(b)           Effective April 1, 2012, the Excess Postponed Retirement Income payable to an eligible Participant (other than a Participant eligible for a Non-Grandfathered Transition Benefit or a Grandfathered Transition Benefit) in the form provided under Article 6 shall be equal to the Excess Account, subject to Section 4.4(f).

(c)           Effective April 1, 2012, the Excess Postponed Retirement Income payable to a Participant eligible for a Non-Grandfathered Transition Benefit shall be equal to the greater of (A) or (B), subject to Section 4.4(f), where:

(A)          equals the Excess Account reduced by the AG Offset, and

(B)          equals the sum of the Excess Account, disregarding the Excess Opening Balance, and the Frozen Accrued Benefit.

(d)           Effective April 1, 2012, the Excess Postponed Retirement Income payable to a Participant eligible for a Grandfathered Transition Benefit shall be equal to the greatest of (A), (B), or (C), subject to Section 4.4(f), where:

(A)          equals the Excess Account reduced by the AG Offset, and

(B)          equals the sum of the Excess Account, disregarding the Excess Opening Balance, and the Frozen Accrued Benefit, and

(C)          equals the Grandfathered Accrued Benefit.

(e)           For clarity, if the late retirement factors set forth in the Qualified Plan apply in determining the monthly amount of the Qualified Plan Retirement Income payable upon a Participant’s Postponed Retirement referred to in Sections 4.4(a)(i) and (ii), 4.4(c)(B), and 4.4(d)(B) and (C), such late retirement factors shall apply in determining the amount of the Excess Postponed Retirement Income payable hereunder for a Participant listed on Schedule A whose benefit is determined under Section 4.6(a) or 4.6(b).

(f)            The Excess Accounts for purposes of determining the amounts in Sections 4.4(b), 4.4(c), and 4.4(d) shall be increased by the excess (if any) of (i) the Excess Account at Normal Retirement Date increased by the late retirement factors set forth in the Qualified Plan in Section 2.14(b)(iii) over (ii) the Excess Account at the Postponed Retirement Date. The Grandfathered Accrued Benefit and the Frozen Accrued Benefit shall be increased after Normal Retirement Date by applying the late retirement factors set forth in Appendix C of the Qualified Plan.

4.5          A Participant who is eligible for Disability Retirement under Section 3.1 shall be entitled to the benefit determined in this Section 4.5.

(a)           For a Participant who is determined to have incurred a Disability prior to April 1, 2012 and prior to his Normal Retirement Date (including a Participant who is determined to have incurred a Disability prior to his Early Retirement Date), subject to Section 6.3, an amount shall be payable in accordance with the terms of this Plan on such Participant’s Normal Retirement Date (the “Excess Disability Retirement Income”). The Excess Disability Retirement Income payable in the Normal Form shall be equal to the difference between (i) and (ii) as stated below:

(i)            the monthly amount of the Qualified Plan Retirement Income payable by reason of disability to which the Participant would have been entitled under the Qualified Plan, if such benefit were calculated under the Qualified Plan without giving effect to the limitations imposed by the application of Code Sections 401(a)(17) and 415 and if such Qualified Plan Retirement Income were calculated using Average Final Compensation as defined herein;

(ii)           the sum of (X) the monthly amount of Qualified Plan Retirement Income payable by reason of disability to the Participant under the Qualified Plan and any predecessor thereof as of such Participant’s Normal Retirement Date after the limitations imposed by the application of Code Sections 401(a)(17) and 415 (whether or not such benefits are actually paid at such date) and (Y) the AG Offset.

(b)           The Excess Disability Retirement Income payable to an eligible Participant incurring a Disability on or after April 1, 2012 (other than a Participant Eligible for a Non-Grandfathered Transition Benefit or a Grandfathered Transition Benefit) shall be equal to the Excess Account.

(c)           The Excess Disability Retirement Income payable to a Participant incurring a Disability on or after April 1, 2012 eligible for a Non-Grandfathered Transition Benefit shall be equal to the greater of (A) or (B), where:

(A)          equals the Excess Account reduced by the AG Offset, and

(B)          equals the sum of the Excess Account, disregarding the Excess Opening Balance and the Frozen Accrued Benefit.

(d)           The Excess Disability Retirement Income payable to a Participant incurring a Disability on or after April 1, 2012 eligible for a Grandfathered Transition Benefit shall be equal to the greatest of (A), (B), or (C), where:

(A)          equals the Excess Account reduced by the AG Offset, and

(B)          equals the sum of the Excess Account, disregarding the Excess Opening Balance, and the Frozen Accrued Benefit, and

(C)          equals the Grandfathered Accrued Benefit.

4.6          Restriction on Benefit Accruals for Certain Participants.

(a)           Notwithstanding anything in the Plan to the contrary, pursuant to rules established by the U.S. Treasury Department’s special pay master (“Special Pay Master”), the benefit accruals of Participants listed in Schedule A shall freeze effective as of the date provided therein, and no benefit shall accrue under the Plan with respect to such Participants during the period set forth in Schedule A (“Freeze Period”) as may be amended from time to time pursuant to rules established by the Special Pay Master. For purposes of determining the amounts described under Sections 4.1(a), 4.3(a), 4.4(a), and 4.5(a) for a Participant listed in Schedule A, the Freeze Period shall be disregarded in determining Credited Service as defined in the Qualified Plan and Average Final Compensation as defined herein. For purposes of determining the amounts described under Sections 4.1(b), 4.3(b), 4.4(b), and 4.5(b) for a Participant listed in Schedule A, the Freeze Period shall be disregarded in determining Credited Service and Average Final Compensation, each as defined in the Qualified Plan.

(b)           Notwithstanding the foregoing paragraph, the benefit payable to a Participant listed on Schedule A shall be the lesser of the amount determined under Section 4.6(a) or the amount determined without regard to Section 4.6(a).

4.7          Actuarial equivalence. For purposes of determining the benefit payable under Sections 4.2(b) and (c), 4.3(c) and (d), 4.4(c) and (d), and 4.5(c) and (d), amounts payable as an annuity shall be converted to a lump-sum applying the factors that apply under the Qualified Plan for such purpose with respect to the Qualified Plan benefit.

ARTICLE 5

VESTING

A Participant shall have a nonforfeitable right to Excess Retirement Income under this Plan at such time that he attains his Normal Retirement Date. In addition, a Participant shall have a nonforfeitable right to Excess Retirement Income if he is eligible for Early Retirement pursuant to Section 3.2. Credited Service (as defined in the Qualified Plan), Years of Service or Fraction Thereof, and participation occurring during the Freeze Period as defined in Section 4.6 for a Participant listed on Schedule A shall be included in determining whether a Participant is vested pursuant to this Article 5.

A Participant who terminates employment prior to attaining his Early or Normal Retirement Date, other than by reason of Disability (as provided for in Section 4.5), shall have no rights or claims to Retirement Income under this Plan as of his date of termination. In the case of death, a Participant’s Designated Beneficiary may have a claim for benefits in accordance with Article 3 and Article 7.

ARTICLE 6

MODES OF BENEFIT PAYMENT

6.1          Except as provided in Section 6.2, any Excess Retirement Income payable under this Plan accrued prior to April 1, 2012 shall be paid in the Normal Form, and any Excess Retirement Income payable under the Plan accrued on and after April 1, 2012 shall be paid in a lump sum. If a Participant dies prior to the commencement of benefits under the Plan, no benefits will be payable under the Plan except as specified in Article 7.

6.2          Only with respect to amounts accrued prior to April 1, 2012, in lieu of the Normal Form, a Participant may elect payment in an optional form of payment to the extent provided herein. The optional forms of benefits under the Plan shall include any of the annuity optional forms of benefits available under the Qualified Plan except for the Social Security Adjustment Option. Optional forms of benefit shall be actuarially equivalent to the Normal Form of benefit determined in accordance with the actuarial equivalent factors in effect under the Qualified Plan as of the date payment is to be made.

A Participant may elect an optional form of payment on a form provided by the Committee for such purpose. A Participant who has elected an annuity form of payment (or for whom the Normal Form of payment is in effect) may, at any time prior to Separation from Service or, in the case of Disability, prior to Normal Retirement Date, elect another form of annuity payment available under the Qualified Plan provided that such other form of payment is actuarially equivalent based on the actuarial equivalent factors in effect under the Qualified Plan as of the date payment is to be made. In the absence of any such an election, payment shall be made in the Normal Form.

6.3          Except as hereinafter provided or as provided in Section 6.4, payment of Excess Retirement Income under this Plan shall commence (or, for amounts accrued on and after April 1, 2012, shall be paid) within 90 days after the Participant incurs a Separation from Service with the Employer and each Affiliated Employer by reason of Normal, Early or Postponed Retirement. If the Participant terminates employment by reason of Disability Retirement, payment of Excess Retirement Income shall commence at the Participant’s Normal Retirement Date. Provided further that if the Participant is a Specified Employee when such Participant incurs a Separation from Service, such Participant’s Excess Retirement Income (except in the case of Disability Retirement) shall commence to be paid six months after the Participant separates from service. To the extent that monthly payments are delayed by reason of the foregoing six-month delay, such delayed monthly payments shall be paid to the Participant in a lump sum amount when his Excess Retirement Income commences adjusted with interest at an annual rate of 5%. To the extent that a lump sum payment is delayed by reason of the foregoing six month delay, such delayed payment shall be adjusted with interest at an annual rate of 5%.

6.4          Special Commencement Date Rules for Certain Participants. This Section 6.4 provides special rules for determining the commencement date of Excess Retirement Income benefits for certain participants, as follows:

(a)           Except as described in (b), (c) or (d) below, in the case of a Participant who terminated employment with a vested right to Excess Retirement Income prior to January 1, 2008 (other than by reason of Disability Retirement) and who has not commenced receiving such

Excess Retirement Income benefit by January 1, 2009, such Participant shall commence his or her Excess Retirement Income as of March 1, 2009.

(b)           In the case of an individual who (i) is a Participant in the Plan by reason of the merger of the HSB Excess Plan into this Plan; (ii) has a vested interest in his or her accrued benefit under the HSB Excess Plan and (iii) terminates employment prior to eligibility for Early, Normal, Postponed or Disability Retirement under this Plan, such Participant shall commence payment of such HSB Excess Retirement Plan benefit within 90 days after the attainment of age 60 if such Participant terminated employment prior to age 55 or within 90 days after Separation from Service (but not earlier than six months after Separation from Service if the Participant is a Specified Employee) if such Participant terminates employment at or after age 55. To the extent that monthly payments are delayed by reason of the foregoing six-month delay, such delayed monthly payments shall be paid to the Participant in a lump sum amount when his Excess Retirement Income commences adjusted with interest at an annual rate of 5%.

If a Participant is described in (i) or (ii) above, but has, however, terminated employment after qualifying for Early, Normal, Postponed or Disability Retirement, such Participant’s Excess Retirement Income shall be paid as specified in Section 6.3, subject to Section 6.4(e).

(c)           In the case of an individual who (i) is a Participant in the Plan by reason of the merger of the AG Restoration Plan into this Plan; (ii) has a vested interest in his or her accrued benefit under the AG Restoration Plan and (iii) terminates employment prior to eligibility for Early, Normal, Postponed or Disability Retirement under this Plan, such Participant shall commence payment of such AG Restoration Plan benefit within 90 days after the attainment of age 55 if such Participant had earned 10 or more Years of Credited Service or within 90 days after the attainment of age 60 if such Participant had earned less than 10 Years of Credited Service (but not earlier than six months after Separation from Service if the Participant is a Specified Employee). To the extent that monthly payments are delayed by reason of the foregoing six-month delay, such delayed monthly payments shall be paid to the Participant in a lump sum amount when his Excess Retirement Income commences adjusted with interest at an annual rate of 5%.

If a Participant is described in (i) or (ii) above, but has, however, terminated employment after qualifying for Early, Normal, Postponed or Disability Retirement, such Participant’s Excess Retirement Income shall be paid as specified in Section 6.3, subject to Section 6.4(e).

(d)           In the case of an individual who (i) is a Participant in the Plan by reason of the merger of the 20th Century Supplemental Plan into this Plan; (ii) has a vested interest in his or her accrued benefit under the 20th Century Supplemental Plan and (iii) terminates employment prior to eligibility for Early, Normal, Postponed or Disability Retirement under this Plan, such Participant shall commence payment of such 20th Century Supplemental Plan benefit within 90 days of the attainment of age 55 if such Participant had earned 10 or more Years of Credited Service or within 90 days of the attainment of age 60 if such Participant had earned less than 10 Years of Credited Service (but not earlier than six months after Separation from Service if the Participant is a Specified Employee). To the extent that monthly payments are delayed by reason of the foregoing six-month delay, such delayed monthly payments shall be paid to the Participant in a lump sum amount when his Excess Retirement Income commences adjusted with interest at an annual rate of 5%.

If a Participant is described in (i) or (ii) above, but has, however, terminated employment after qualifying for Early, Normal, Postponed or Disability Retirement, such Participant’s Excess Retirement Income shall be paid as specified in Section 6.3, subject to Section 6.4(e).

(e)           Notwithstanding any other provision to the contrary, this Amendment shall not have the effect of accelerating payment of a benefit into the 2008 calendar year which, in the absence of this Amendment, would be paid after December 31, 2008. Any benefit which would be paid in 2008 (or earlier) as the result of this Amendment shall be paid instead as of March 1, 2009. This Amendment shall not have the effect of deferring payment of a benefit beyond 2008 if, in the absence of this Amendment, such benefit would be paid in 2008.

ARTICLE 7

DEATH BENEFITS

7.1          Upon the death of (i) a Participant who has not terminated from employment prior to his Normal, Early, or Postponed Retirement Date, or (ii) a Participant who terminates employment on a Normal, Early, or Postponed Retirement Date and dies prior to the date benefits commence under the Plan, if a Qualified Plan Pre-Retirement Survivor Annuity is payable under the Qualified Plan to the Surviving Spouse or, for deaths occurring on or after April 1, 2012, to the Participant’s beneficiary under the Qualified Plan, an amount (the “Excess Pre-Retirement Survivor Annuity”) shall be payable to the Surviving Spouse or, for deaths occurring on or after April 1, 2012, the Designated Beneficiary under this Plan.

(a)           For deaths occurring prior to April 1, 2012, the monthly amount of the Excess Pre-Retirement Survivor Annuity payable to a Surviving Spouse shall be equal to (i) less (ii) less (iii) as stated below:

(i)            the monthly amount of the Qualified Plan Pre-Retirement Survivor Annuity to which the Surviving Spouse would have been entitled under the Qualified Plan and any predecessor thereof as of the date of death or, if later, as of the first day of the calendar month coincident with or next following the date the Participant would have attained age 55, if such benefit were calculated under the Qualified Plan without giving effect to the limitations imposed by the application of Code Sections 401(a)(17) and 415 and if such Qualified Plan Pre-Retirement Survivor Annuity were calculated using Average Final Compensation as defined herein; less

(ii)           the monthly amount of the Qualified Plan Pre-Retirement Survivor Annuity payable to the Surviving Spouse under the Qualified Plan and any predecessor thereof as of the date of death, or, if later, as of the first day of the calendar month coincident with or next following the date the Participant would have attained age 55 after the limitations imposed by the application of Code Sections 401(a)(17) and 415 (whether or not such benefits are actually paid as of such date); less

(iii)          the AG Offset, if any.

For purposes of (ii) and (iii) above, if the Participant is not eligible for Early Retirement under the Qualified Plan, the amounts computed under (ii) and (iii) shall be the amounts that would be payable at Normal Retirement Date under those sections, but reduced by 6-2/3% for each of the first 5 years (and a fraction thereof for each full month) that payment precedes age 65 and 3-1/3% for each year (and a fraction thereof for each full month) that payment precedes age 60.

For a Participant listed on Schedule A whose benefit is determined under Section 7.4(a), for purposes of determining what reduction factors apply for purposes of this Section 7.1, the number of years of Credited Service (as defined in the Qualified Plan) occurring during the Freeze Period shall be disregarded.

(b)           For a death occurring on or after April 1, 2012, an Excess Pre-Retirement Survivor Annuity shall be payable to an eligible Participant’s Designated Beneficiary.

(i)            For the Designated Beneficiary of an eligible Participant (other than a Participant eligible for a Non-Grandfathered Transition Benefit or a Grandfathered Transition Benefit), the amount of the Excess Pre-Retirement Survivor Annuity shall be equal to the Excess Account.

(ii)           For the Designated Beneficiary of an eligible Participant who is eligible for a Non-Grandfathered Transition Benefit, the amount of the Excess Pre-Retirement Survivor Annuity shall be equal to the Excess Account, reduced by the AG Offset.

(iii)          For the Designated Beneficiary of an eligible Participant who is eligible for a Grandfathered Transition Benefit, the amount of the Excess Pre-Retirement Survivor Annuity shall be equal to the greater of (X) the Excess Account, reduced by the AG Offset, or (Y) the Grandfathered Accrued Benefit reduced to reflect early commencement, if applicable, by applying the early retirement factors set forth in the Qualified Plan, reduced by the AG Offset.  If the participant is not eligible for Early Retirement under the Qualified Plan, the Grandfathered Accrued Benefit shall be the amounts that would be payable at Normal Retirement Date, but reduced by 6-2/3% for each of the first 5 years (and a fraction thereof for each full month) that payment preceded age 65 and 3-1/3% for each year (and a fraction thereof for each full month) that payment preceded age 60. For a Participant listed on Schedule A whose benefit is determined under Section 7.4(a), for purposes of determining what reduction factors apply for purposes of this Section 7.1, the number of years of Credited Service (as defined in the Qualified Plan) occurring during the Freeze Period shall be disregarded.

(c)           Actuarial equivalence. For purposes of determining the benefit payable under Section 7.1(b)(iii), amounts payable as an annuity shall be converted to a lump-sum applying the factors that apply under the Qualified Plan for such purpose with respect to the Qualified Plan benefit at the time such benefit commences.

7.2          For a death occurring prior to April 1, 2012, any Excess Pre-Retirement Survivor Annuity shall be payable over the lifetime of the Surviving Spouse in monthly installments commencing after the Participant’s date of death or, if later, within 90 days after the date the Participant would have attained age 55 and ceasing with the last monthly payment made prior to the Surviving Spouse’s death. For a Participant other than a Participant eligible for a Non-Grandfathered Transition Benefit or a Grandfathered Transition Benefit, for a death occurring on and after April 1, 2012, any Excess Pre-Retirement Survivor Annuity shall be payable in a single lump sum to the Designated Beneficiary within 90 days after the death of the Participant. For a Participant eligible for a Non-Grandfathered Transition Benefit, for a death occurring on or after April 1, 2012, (i) the Excess Opening Account Balance shall be payable over the lifetime of the Designated Beneficiary in monthly installments commencing after the Participant’s date of death or, if later, within 90 days after the date the Participant would have attained age 55 and ceasing with the last monthly payment made prior to the Designated Beneficiary’s death, and (ii) benefits accrued on or after April 1, 2012 shall be payable in a single lump sum to the Designated Beneficiary within 90 days after the death of the Participant. For a Participant eligible for a Grandfathered Transition Benefit, for a death occurring on or after April 1, 2012, (i) the Frozen Accrued Benefit shall be payable over the lifetime of the Designated Beneficiary in monthly installments commencing after the Participant’s date of death or, if later, within 90 days after the date the Participant would have attained age 55 and ceasing with the last monthly payment made prior to the Designated Beneficiary’s death, and (ii) benefits accrued on or after April 1, 2012 shall be payable in a single lump sum to the Designated Beneficiary within 90 days after the death of the Participant.

7.3          Except as provided in Section 3.3, upon the death of a Participant who terminated from employment prior to his Normal, Early, Postponed or Disability Retirement Date, no Excess Pre-Retirement Survivor Annuity shall be payable to such Participant’s Surviving Spouse or Designated Beneficiary under this Plan. Except as provided in Article 6, with respect to a Participant who has retired and commenced receiving a benefit in a form that provides for continuation after the Participant’s death, no other death benefits shall be payable from the Plan.

7.4          Restriction for Certain Participants.

(a)           Notwithstanding anything in the Plan to the contrary, for purposes of determining the amount payable under Section 7.1 with respect to a Participant listed on Schedule A, the Freeze Period as defined in Section 4.6 shall be disregarded in determining (i) Credited Service as defined in the Qualified Plan and Average Final Compensation as defined herein, for purposes of determining the amount under Section 7.1(a), and (ii) Credited Service and Average Final Compensation, each as defined in the Qualified Plan, for purposes of determining the amount under Section 7.1(b).

(b)           Notwithstanding the foregoing paragraph, the benefit payable to the Surviving Spouse or Designated Beneficiary of a Participant listed on Schedule A shall be the lesser of the amount determined under Section 7.4(a) or the amount determined under the Plan without regard to Section 7.4(a).

ARTICLE 8

LIABILITY OF THE COMPANY

8.1          The benefits of this Plan shall be paid by the Employer and shall not be funded prior to the time paid to the Participant, Designated Beneficiary, Surviving Spouse or joint or contingent annuitant designated by the Participant, unless and except as expressly provided otherwise by the Company. For clarity, the Company may, in its sole discretion, establish a grantor trust, escrow agreement or similar arrangement, subject to the claims of general creditors, to provide a source of funds to assist it in meeting its liabilities under the Plan.

8.2          A Participant who is vested in a benefit under this Plan shall be an unsecured creditor of the Employer as to the payment of any benefit under this Plan.

ARTICLE 9

ADMINISTRATION OF THE PLAN

9.1          Except for the functions reserved to the Company, the Retirement Board, or the Employee Benefits Department of the Company, or the administration of the Plan shall be the responsibility of the Committee.

9.2          In its role as Plan Administrator, the Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee, in its role as Plan Administrator, shall have the following powers and duties:

(a)           To furnish to all Participants, upon request, copies of the Plan; and to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

(b)           To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

(c)           To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

(d)           To decide on questions concerning the Plan in accordance with the provisions of the Plan;

(e)           The power to delegate its role as Plan Administrator to a person who may or may not be a member of the Committee for the purpose of ERISA; if the Committee does not so designate an Administrator, the Committee shall be the Plan Administrator;

(f)            To allocate any such powers and duties to or among individual members of the Committee; and

(g)           To designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.

9.3          To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel , accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of an Employer. Any person claiming under the Plan shall look solely to the Employer for redress.

9.4          All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid by the Employer.

9.5          Claims Procedure.

(a)           In General

(i)            Application. The claims procedures in Section 9.5(b) of the Plan apply to all claims for benefits of any kind other than claims related to disability benefits that are governed by the claims procedures in Section 9.5(c) of the Plan.

(ii)           Filing of a Claim. A Participant, beneficiary, or other individual must file a claim for benefits under the Plan by filing a written claim, identified as a claim for benefits, with the Retirement Board (Employee Benefits Department in the case of a claim governed by Section 9.5(c)(i) of the Plan). In addition, the Retirement Board (Employee Benefits Department in the case of a claim governed by Section 9.5(c)(i) of the Plan) may treat any other written communication received by it as a claim for benefits, even if the writing or communication is not identified as a claim for benefits. In addition, a Participant, beneficiary, or other individuals alleging a violation of or seeking a remedy under any provision of the Act, other applicable law, the terms or the Plan, or asserting any other claims that arise under or in connection with the Plan shall also be subject to and must file any and all such claims under the claims procedure described in this Section 9.5 of the Plan.

(iii)          Approval of a Claim. A claim is considered approved only if its approval is communicated in writing to a claimant. If a claimant does not receive a response to a claim for benefits within the applicable time period, the claimant may proceed with an appeal under the procedures described in Section 9.5(b) and (c), as applicable.

(iv)          Claims Procedures Mandatory in All Cases. A claimant must follow the claims procedures (including both the initial determination and review processes) set forth in this Section 9.5 of the Plan before taking action in any other forum regarding a claim of any kind under or related to the Plan. Any such suit or action shall be filed within one year of the time the claim arises or it shall be deemed waived and abandoned. Also, any suit or action will be subject to such limitation period as applies under the Act or other applicable law, measured from the date a claim arises.

(v)           Discretionary Acts. Benefits under this Plan will be paid only if the Retirement Board (Employee Benefits Department in the case of a claim governed by Section 9.5(c)(i) of the Plan) decides in its discretion that the applicant is entitled to them. In exercising its discretionary powers under the Plan, the Retirement Board (Employee Benefits Department in the case of a claim governed by Section 9.5(c)(i) of the Plan) will have the broadest discretion permissible under the Act and any other applicable laws and its decisions will be final and binding upon all persons affected thereby.

(vi)          Delegation of Authority. The Retirement Board (Employee Benefits Department in the case of a claim governed by Section 9.5(c)(i) of the Plan) may, in its sole discretion, delegate any and all authority under this Section 9.5 of the Plan, in any manner. Any delegation of some or all of the Retirement Board’s (Employee Benefits Department’s in the case of a claim governed by Section 9.5(c)(i) of the Plan) authority under this Section 9.5 of the Plan shall, unless otherwise provided in the Retirement Board’s ((Employee Benefits Department’s in the case of a claim governed by Section 9.5(c)(i) of the Plan) delegation, be empowered with the same discretion and authority as granted to the Retirement Board (Employee Benefits Department in the case of a claim governed by Section 9.5(c)(i) of the Plan) under this Section 9.5 of the Plan.

(b)           Non-Disability Claims

(i)            Initial Claims. The Retirement Board will decide a claim within 90 days of the date on which the claim is received by the Retirement Board, unless special circumstances require a longer period for adjudication and the claimant is notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time and the expected decision date. If the Retirement Board fails to notify the claimant of its decision to grant or deny such claim within the time specified by this paragraph, the claimant may request the review of his or her claim pursuant to the claims review procedures set forth in Section 9.5(b)(ii) of the Plan. If a claim is denied, in whole or in part, the claimant must receive a written notice containing:

(A)          the specific reason(s) for the adverse determination;

(B)          a reference to the specific Plan provision(s) on which the adverse determination is based;

(C)          a description of additional information necessary for the claimant to perfect his or her claim and an explanation of why such material is necessary; and

(D)          an explanation of the procedure for review of the denied or partially denied claim set forth below, including the claimant’s right to bring a civil action under Section 502(a) of the Act following an adverse benefit determination on review.

(ii)           Review of Denied Claims. The claimant will have 60 days to request in writing a review of the denial of his or her claim by the Retirement Board (or, if the claimant has not received a response to the initial claim, within 150 days of the filing of the initial claim). The claimant or his duly authorized representative will have, upon request and free of charge, reasonable access to, and copies of all, documents, records, and other information relevant to the claimant’s claim for benefits. If the claimant files a request for review, his request must include a description of the issues and evidence he deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim. The review will take into account all available information, regardless of whether such information was submitted or considered in the initial benefit determination.

The Retirement Board must render its decision on the review of the claim no more than 60 days after the Retirement Board’s receipt of the request for review, except that this period may be extended for an additional 60 days if the Retirement Board determines that special circumstances (including, but not limited to, a hearing) require such extension. If an extension of time is required, written notice of the expected decision date and the reasons for the extension will be furnished to the claimant before the end of the initial 60-day period. If a review of a claim is denied, in whole or in part, the claim must receive a written notice containing:

(A)          the specific reason(s) for the adverse determination;

(B)          a reference to specific Plan provision(s) on which the adverse determination is based;

(C)          a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(D)          a statement of the claimant’s right to bring a civil action under Section 502(a) of the Act.

(c)           Disability Claims.

(i)            Initial Claims. The Employee Benefits Department will decide a claim within 45 days of the date on which the claim is received by the Employee Benefits Department. If the Employee Benefits Department determines that an extension is necessary for reasons beyond its control, the Employee Benefits Department may extend this period for an additional 30 days by notifying the claimant of the reasons for the extension and the date when the claimant can expect to receive a decision The Employee Benefits Department may also extend this period for a second 30 day period by again complying with the requirements applicable to the initial 30-day extension. If an extension is provided in order to allow the claimant time to provide additional information necessary to review the claim, the response deadlines applicable to the Employee Benefits Department will be tolled until the earlier of the date 45 days after the date of the request for additional information or the date the Employee Benefits Department receives the additional information. If the Employee Benefits Department fails to notify the claimant of its decision to grant or deny such claim within the time specified by this paragraph, the claimant may request the review of his or her claim pursuant to the claims review procedures set forth in Section 9.5(c)(ii) of the Plan. If a claim is denied, in whole or in part, the claimant must receive a written notice containing:

(A)          the specific reason(s) for the adverse determination;

(B)          a reference to the specific Plan provision(s) on which the adverse determination is based;

(C)          a description of additional information necessary for the claimant to perfect his or her claim and an explanation of why such material is necessary;

(D)          an explanation of the procedure for review of the denied or partially denied claim set forth below, including the claimant’s right to bring a civil action under Section 502(a) of the Act following an adverse benefit determination on review;

(E)           if applicable, any internal rule, guideline, protocol, or other similar criterion relied on in making the adverse benefit determination (or a statement that such information is available free of charge upon request); and

(F)           if the adverse benefit determination is based on a scientific or clinical exclusion or limit, an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s circumstances (or a statement that such explanation is available free of charge upon request).

(ii)           Review of Denied Claims. The claimant will have 180 days to request in writing a review of the denial of his or her claim by the Retirement Board. The claimant or his duly authorized representative will have, upon request and free of charge, reasonable access to, and copies of all, documents, records, and other information relevant to the claimant’s claim for benefits. If the claimant files a request for review, his request must include a description of the issues and evidence he deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim. The review will take into account all available information, regardless of whether such information was submitted or considered in the initial benefit determination and will not afford deference to the initial disability determination.

In no event will the review be conducted by the person who made the initial determination or by a subordinate of such person. If the initial adverse benefit determination was based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the Retirement Board shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who neither was consulted nor is the subordinate of an individual who was consulted in connection with the adverse benefit determination that is the subject of the claimant’s request for review. In addition, the reviewer shall provide for the identification of medical or vocational experts whose advice was obtained on behalf of the plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

The Retirement Board must render its decision on the review of the claim no more than 45 days after the Retirement Board’s receipt of the request for review, except that this period may be extended for an additional 45 days if the Retirement Board determines that special circumstances (including, but not limited to, a hearing) require such extension. If an extension of time is required, written notice of the expected decision date and the reasons for the extension will be furnished to the claimant before the end of the initial 45-day period. If an extension is provided in order to allow the claimant time to provide additional information necessary to review the claim, the response deadlines applicable to the Retirement Board will be tolled until the earlier of the date 45 days after the date of the request for additional information or the date the Retirement Board receives the additional information. If a review of a claim is denied, in whole or in part, the claim must receive a written notice containing:

(A)          the specific reason(s) for the adverse determination;

(B)          a reference to specific Plan provision(s) on which the adverse determination is based;

(C)          a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(D)          a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures and a statement of the claimant’s right to bring a civil action under Section 502(a) of the Act.

(E)           if applicable, any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse benefit determination (or a statement that such information will be provided free of charge upon request); and

(F)           if the adverse benefit determination is based on medical necessity or an experimental care exclusion or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances (or a statement that such explanation is available free of charge upon request).

ARTICLE 10

AMENDMENT OR TERMINATION OF THE PLAN

10.1        The Committee shall have the power to suspend or terminate this Plan in whole or in part at any time, and from time to time to extend, modify, amend, revise, or terminate this Plan in such respects as the Committee by resolution may deem advisable; provided that no such extension, modification, amendment, revision, or termination shall deprive a Participant or any beneficiary designated by a Participant of the vested portion of any benefit under this Plan.

ARTICLE 11

GENERAL PROVISIONS

11.1        This Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person whether or not in the employ of the Employer any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

11.2        Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, beneficiary, or joint or contingent annuitant, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant, beneficiary, or joint or contingent annuitant is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant, beneficiary, or joint or contingent annuitant in such manner as the Committee shall direct.

11.3        If the Employer determines that any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Employer and the Committee.

11.4        The Employer shall be the sole source of benefits under this Plan, and each Employee, Participant, joint or contingent annuitant, beneficiary, or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Employer for payment of benefits.

11.5        If the Employer is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively, no later than sixty (60) days after the date on which the Participant or person is identified or located.

11.6        The Employer shall have the right to deduct from each payment made under the Plan any amount required to satisfy its obligation to withhold federal, state and local taxes, if any.

11.7        The provisions of the Plan shall be construed, administered and governed under applicable Federal laws and the laws of the State of New York.

Appendix A

Restoration of Retirement Income Plan

For Certain Employees Participating

in the

Restated American General Retirement Plan

December 31, 1998 Restatement

(Incorporation November, 1991 Plan and Amendments thereof)

RESTORATION OF RETIREMENT INCOME PLAN

FOR CERTAIN EMPLOYEES PARTICIPATING IN THE

RESTATED AMERICAN GENERAL RETIREMENT PLAN

The RESTORATION OF RETIREMENT INCOME PLAN FOR CERTAIN EMPLOYEES PARTICIPATING IN THE RESTATED AMERICAN GENERAL RETIREMENT PLAN (hereinafter referred to as the “Restoration Plan”) is hereby restated effective as of December 31, 1998 by AMERICAN GENERAL CORPORATION and its subsidiaries (hereinafter referred to as the “Employer,” jointly and severally). The Restoration Plan has been established to provide for the payment of certain pension and pension-related benefits to certain employees who are participants in the AMERICAN GENERAL RETIREMENT PLAN (hereinafter referred to as the “Basic Plan”). The Employer intends and desires to recognize the value to the Employer of the past and present services of employees covered by the Restoration Plan and to encourage and assure their continued service to the Employer by making more adequate provision for their future retirement security. All terms used in this Restoration Plan shall have the meanings assigned to them under the provisions of the Basic Plan unless otherwise qualified by the context.

1.                                      Incorporation of the Basic Plan

The Basic Plan, with any amendments thereto, shall be attached hereto as Exhibit I and is hereby incorporated by reference into and shall form a part of this Restoration Plan as fully as if set forth herein verbatim. Any amendment made to the Basic Plan by the Employer shall also be incorporated by reference into and form a part of this Restoration Plan, effective as of the effective date of such amendment. The Basic Plan, whenever referred to in this Restoration Plan, shall mean the Basic Plan, as amended, as it exists as of the date any determination is made of benefits payable under this Restoration Plan.

2.                                      Administration

This Restoration Plan shall be administered by the administrative committee (hereinafter referred to as the “Committee”) under the Basic Plan which shall administer it in a manner consistent with the administration of the Basic Plan, as from time to time amended and in effect, except that this Restoration Plan shall be administered as an unfunded plan that is not intended to meet the qualification requirements of section 401 of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have full power and authority to interpret, construe and administer this Restoration Plan. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Restoration Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Committee shall not participate in any action or determination regarding their own benefits hereunder.

3.                                      Eligibility

Employees, excluding Career Agents, who are Highly Compensated Participants who are participating in the Basic Plan, and either (1) whose pension or pension-related benefits under the Basic Plan are limited pursuant to section 401(a)(17) or section 415 of the Code or (2) who are eligible to participate in the American General Corporation Deferred Compensation Plan, shall be eligible for benefits under this Restoration Plan. In no event shall an employee who is not eligible for benefits under the Basic Plan be eligible for a benefit under this Restoration Plan.

4.                                      Amount of Benefit

The benefit payable to an eligible employee or his beneficiary under this Restoration Plan shall be the Actuarial Equivalent of the excess, if any, of (a) over (b):

(a)           the benefit that would have been payable to such employee or on his behalf under the Basic Plan if such benefit were determined without regard to the maximum amount of benefit limitations of section 415 of the Code, without regard to the considered compensation limitations of section 401(a)(17) of the Code, as if the definition of Compensation under the Basic Plan as in effect on March 21, 1985 were applicable for the period January 1, 1985 through March 20, 1985 and as if the definition of Compensation included executive deferred compensation;

(b)           the benefit which is in fact payable to such employee or on his behalf under the Basic Plan, as in effect from time to time.

5.                                      Payment of Benefits

The benefit payable under this Restoration Plan on account of an eligible employee’s death shall be paid to the same beneficiary or beneficiaries and in the same form and at the same time or times as the limited benefits are payable to the employee’s beneficiary under the Basic Plan. The benefit payable under this Restoration Plan for any reason other than on account of an eligible employee’s death shall be payable in the form of a benefit for the life of the employee, beginning at his age sixty-five or, if later, his termination of employment with the Employer. Notwithstanding the foregoing, however, the Committee may, in its sole discretion, direct that the benefit payable under this Restoration Plan shall be paid in the same form as, and coincident with, the payment of the limited benefit payments made to the eligible employee or on his behalf to his beneficiary or beneficiaries under the Basic Plan. Further, notwithstanding any of the foregoing provisions of this Section 5, if an eligible employee becomes entitled to a lump sum payment under Section 2.6 (or a successor section) of the American General Corporation Supplemental Executive Retirement Plan, the employee shall receive the benefit payable under this Restoration Plan in the form of a lump sum amount, in cash, equal to the actuarial equivalent of such benefit. Such lump sum amount shall be paid within the five (5) business days immediately following termination of the employee’s employment.

6.                                      Employee’s Rights

Except as otherwise specifically provided, an employee’s rights under this Restoration Plan, including his rights to vested benefits, shall be the same as his rights under the Basic Plan.

Benefits payable under this Restoration Plan shall be a general, unsecured obligation of the Employer to be paid by the Employer from its own funds, and such payments shall not (i) impose any obligation upon the Trust Fund under said Basic Plan; (ii) be paid from the Trust Fund under said Basic Plan; or (iii) have any effect whatsoever upon the Basic Plan or the payment of benefits from the Trust Fund under said Basic Plan. No employee or his beneficiary or beneficiaries shall have any title to or beneficial ownership in any assets which the Employer may earmark to pay benefits hereunder.

7.                                      Amendment and Discontinuance

This Restoration Plan may be amended from time to time, or terminated and discontinued at any time, in each case at the discretion of the Board of Directors of American General Corporation. Notwithstanding the foregoing, no amendment shall be made, nor shall this Restoration Plan be terminated in a manner which would reduce the benefits or rights to benefits of any employee accrued under the Restoration Plan (determined on the basis of each employee’s presumed termination of employment as of the date of such amendment or termination) prior to the later of the adoption or the effective date of such amendment or termination.

8.                                      Restrictions on Assignment

The interest of an employee or his beneficiary or beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishments, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy.

9.                                      Nature of Agreement

This Restoration Plan is intended to constitute an unfunded “excess benefit plan” within the meaning of sections 3(36) and 4(b)(5) of the Employee Retirement Income Security Act of 1974, as amended, with respect to a part of the Restoration Plan and an unfunded “deferred compensation plan” for a select group of management or highly-compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, with respect to the remainder of the Restoration Plan. The adoption of this Restoration Plan and any setting aside of amounts by the Employer with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Employer, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employer, present and future. This provision shall not require the Employer to set aside any funds, but the Employer may set aside such funds if it chooses to do so. Notwithstanding the provisions of Sections 6 and 11 hereof and the foregoing provisions of this Section 9, American General Corporation may, in its discretion, establish a trust to pay amounts becoming payable pursuant to this Restoration Plan, which trust shall be subject to the claims of the general creditors of American General

Corporation in the event of its bankruptcy or insolvency. Notwithstanding any establishment of such a trust, the Employer shall remain responsible for the payment of any amounts so payable which are not so paid by such trust.

10.                               Continued Employment

Nothing contained herein shall be construed as conferring upon any employee the right to continue in the employ of the Employer in any capacity.

11.                               Binding on Employer, Employees and Their Successors

This Restoration Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the employee and his heirs, executors, administrators and legal representatives. The provisions of this Restoration Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer of the particular employee.

12.                               Employment with More Than One Employer

If any employee shall be entitled to benefits under the Basic Plan on account of service with more than one Employer, the obligations under this Restoration Plan shall be apportioned among such Employers on the basis of time of service with each, except that an Employer from whose employ such employee was transferred prior to his retirement, death or disability shall be obligated with respect to employment prior to such transfer only to the extent of an amount based on assumed pay increases in accordance with the scale used for computing the actuarial cost under the Basic Plan for the year of the transfer. If obligations are so limited, the remaining obligations shall be borne by the last Employer.

13.                               Laws Governing

This Restoration Plan shall be construed in accordance with and governed by the laws of the State of Texas.

EXECUTED as of the 31st day of December, 1998.

AMERICAN GENERAL CORPORATION

By:
Mark S. Berg
Executive Vice President and General Counsel

Appendix B

THE HARTFORD STEAM BOILER

Excess Retirement Benefit Plan

As Amended and Restated October 23, 1989

ARTICLE I

PURPOSE

The purpose of the Plan is to provide benefits that would have been provided under The Hartford Steam Boiler Inspection and Insurance Company Retirement Plan (hereinafter the “Retirement Plan”) but for the provisions of Section 415 of the Internal Revenue Code as referenced in Article IX of the Retirement Plan.

ARTICLE II

ELIGIBILITY

Eligibility to participate in this Plan shall be determined in accordance with the participation requirements contained in the Retirement Plan.

ARTICLE III

AMOUNT AND PAYMENT OF BENEFIT

The provisions of Articles I, II, III and VI of the Retirement Plan and any future amendments thereto are incorporated herein by reference and apply to the benefit provided herein insofar as they are not in conflict with the specific provisions contained under this Plan.

If a participant, except a Vested Terminated Participant (as defined under Section 1.36 of the Retirement Plan), has a spouse at the time benefit payments hereunder are scheduled to commence, benefits shall be paid to him in accordance with the Employee/Spouse Income Option described under Section 4.02(a) of the Retirement Plan.

If a Vested Terminated Participant has a spouse at the time benefit payments are scheduled to commence, benefits shall be paid to him in accordance with the Qualified Joint and Survivor Annuity described under Section 4.02(b) of the Retirement Plan.

If a participant, including a Vested Terminated Participant, does not have a spouse at the time benefit payments are scheduled to commence, benefits shall be paid to him in accordance with the Employee Only Income Option described under Section 4.03 of the Retirement Plan.

This Plan will provide a retirement benefit in an amount equal to the amount by which the retirement income, calculated in accordance with Article III of the Retirement Plan without regard to Article IX of the Retirement Plan, is reduced after applying the limitations of Article IX.

For a participant, other than a Vested Terminated Participant or a Disabled Participant, benefits shall commence on the first day of the month following participant’s actual retirement date. For a Vested Terminated Participant or a Disabled Participant benefits shall commence on the first day of the month following such participant’s Normal Retirement Date (as defined in the Plan).

ARTICLE IV

UNFUNDED OBLIGATIONS, TRUST AGREEMENT

The Company will pay from its general assets all payments to be made hereunder. However, the Company may in its discretion establish a trust, escrow agreement or similar arrangement in order to aid the Company in meeting its obligations hereunder.

Any assets transferred by the Company into any such arrangement shall remain at all times assets of the Company and subject to the claims of the Company’s general creditors in the event of bankruptcy or insolvency of the Company. No security interest in such assets shall be created in a participant’s favor and a participant’s rights under this Plan and under any such arrangement shall be those of a general unsecured creditor of the Company.

ARTICLE V

TERMINATION AND MODIFICATION

The Board of Directors of the Company may at any time terminate or from time to time modify or suspend, and if suspended, may reinstate any or all of the provisions of this Plan except that no modification or termination of this Plan may reduce any benefit that has accrued under this Plan as of the date of modification or termination.

ARTICLE VI

EFFECTIVE DATE

The effective date of this Plan shall be January 1, 1984.

ARTICLE VII

CHANGE IN CONTROL

In the event of a Change in Control of the Company this Plan shall continue to be binding upon the Company, any successor in interest to the Company and all persons in control of the Company or any successor thereto and no transaction or series of transactions shall have the effect of reducing or eliminating the benefits payable to a participant that have not been distributed unless consented to in writing by such affected participant. A “Change in Control” as referred to under this Section shall be deemed to have occurred if:

(a)                                 any “person” (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

(b)                                 during any period within two (2) consecutive years there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)                                  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 25% of the combined voting power of the Company’s then outstanding securities; or

(d)                                 the shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) the sale or other disposition of all or substantially all the Company assets.

ARTICLE VIII

ASSIGNMENT AND ALIENATION

Benefits under this Plan may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution or other legal or equitable process. If any participant or beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, such benefit shall, in the discretion of the Committee, cease and terminate, in which event the Committee may hold or apply the same or any part thereof for the benefit of such participant, his beneficiary, his spouse, children, other dependants or any of such individuals, in such manner and in such proportion as the Committee may deem proper.

Appendix C

20TH CENTURY INDUSTRIES

Supplemental Pension Plan

(RESTATEMENT NO. 1)

TABLE OF CONTENTS

ARTICLE I PURPOSE		C-4

ARTICLE II DEFINITIONS		C-4
2.1	“Committee”	C-4
2.2	“Company”	C-4
2.3	“Compensation”	C-4
2.4	“Early Retirement Date”	C-5
2.5	“Effective Date”	C-5
2.6	“Eligible Employee”	C-5
2.7	“Normal Retirement Date”	C-5
2.8	“Participant”	C-5
2.9	“Plan”	C-5
2.10	“Plan Administrator”	C-5
2.11	“Plan Year”	C-5
2.12	“Qualified Pension Plan”	C-5
2.13	“Separation from Service”	C-5

ARTICLE III ELIGIBILITY AND PARTICIPATION		C-6
3.1	Eligibility to Participate	C-6
3.2	Certain Enrollment Procedures	C-6

ARTICLE IV CALCULATION OF BENEFITS		C-6
4.1	Benefits under this Plan	C-6
4.2	Benefit Formula	C-6
4.3	Offset of Benefit under the 20th Century Industries Supplemental Executive Retirement Plan	C-7
4.4	Benefit Commencement at Early Retirement Date	C-7

ARTICLE V VESTING OF BENEFITS		C-7

ARTICLE VI PAYMENT OF BENEFITS		C-7
6.1	Date of Payment	C-7
6.2	Form of Payment	C-8

ARTICLE VII DEATH AND DISABILITY BENEFITS		C-8
7.1	Death Benefit	C-8
7.2	Disability Benefit	C-9

ARTICLE VIII RIGHT TO TERMINATE OR MODIFY PLAN		C-9

ARTICLE IX NO ASSIGNMENT, ETC.		C-9

ARTICLE X THE COMMITTEE		C-10

ARTICLE XI RELEASE		C-10

ARTICLE XII NO CONTRACT OF EMPLOYMENT		C-11

ARTICLE XIII COMPANY’S OBLIGATION TO PAY BENEFITS		C-11

ARTICLE XIV CLAIM REVIEW PROCEDURE		C-11

ARTICLE XV ARBITRATION		C-12

ARTICLE XVI MISCELLANEOUS		C-12
16.1	Successor and Assigns	C-12
16.2	Notices	C-12
16.3	Limitations on Liability	C-13
16.4	Certain Small Benefits	C-13
16.5	Governing Law	C-13

ARTICLE I

PURPOSE

The purpose of the 20th Century Industries Supplemental Pension Plan (the “Plan”) is to attract and retain valuable executive employees by making available certain benefits that otherwise would be unavailable under the Company’s Qualified Pension Plan.

This Plan is designed to qualify as an unfunded plan of deferred compensation for a select group of management or highly compensated employees described in 29 CFR § 2520.104-23 and Sections 201(a), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Further, this Plan is a plan described in 4 U.S.C. Section 114 and Section 3121(v)(2)(C) of the Internal Revenue Code (“Code”), established to pay retirement income after termination of employment, and maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed by one or more of Sections 401(a)(17), 401(k), 401(m), 402(g), 403(b), 408(k), or 415 of such Code or any other limitation on contributions or benefits in such Code on plans to which any of such Sections apply.

This instrument amends and restates the provisions of this Plan, this amendment and restatement to be effective as of January 1, 1996.

ARTICLE II

DEFINITIONS

The following terms shall have the meanings set forth below in this Article II, when capitalized:

2.1                               “Committee”

means the committee appointed to administer the Plan in accordance with Article X.

2.2                               “Company”

means 20th Century Industries, and shall include any corporation that is affiliated with 20th Century Industries, and which, by designation by the Chief Executive Officer of 20th Century Industries, is included within the meaning of the term “Company,” with the result that otherwise eligible executives of such entity may participate herein.

2.3                               “Compensation”

means compensation as defined in the Qualified Pension Plan determined, however, without regard to the limitations of Section 401(a)(17) and prior to any reduction for compensation deferrals under the 20th Century Industries 401(k) Supplemental Plan, the 20th Century Industries Savings and Security Plan and any salary reduction pursuant to Code Section 125 or 129.

2.4                               “Early Retirement Date”

means Early Retirement Date as defined in the Qualified Pension Plan.

2.5                               “Effective Date”

means January 1, 1996.

2.6                               “Eligible Employee”

means an employee of the Company who on or after the Effective Date has Compensation for a Plan Year in excess of the applicable limit under Section 401(a)(17) of the Internal Revenue Code, except as provided in Section 3.2.

2.7                               “Normal Retirement Date”

means Normal Retirement Date as defined in the Qualified Pension Plan.

2.8                               “Participant”

means each Eligible Employee who has commenced to participate in this Plan in accordance with Article III.

2.9                               “Plan”

means the 20th Century Industries Supplemental Pension Plan, as set forth herein.

2.10                        “Plan Administrator”

means 20th Century Industries. For purposes of Section 3(16)(A) of ERISA, 20th Century Industries shall be the “plan administrator” and shall be responsible for compliance with any applicable reporting and disclosure requirements imposed by ERISA.

2.11                        “Plan Year”

means the fiscal period commencing each January 1 and ending the following December 31.

2.12                        “Qualified Pension Plan”

means the 20th Century Industries Pension Plan, as in effect from time to time.

2.13                        “Separation from Service”

means any separation from service of the Company for any reason. In the case of a Participant on disability, Separation from Service shall be deemed to occur when long term disability coverage commences, unless otherwise determined by the Committee.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1                               Eligibility to Participate

Subject to the provisions of Section 3.2 below, each Eligible Employee shall become a Participant as of the later of the Effective Date or the date on which person becomes an Eligible Employee.

3.2                               Certain Enrollment Procedures

As a condition of participation or continued participation in this Plan the Committee may require an Eligible Employee to deliver to the Committee such properly completed enrollment forms and agreements as the Committee may require. Such forms or agreements may permit an Eligible employee to designate a form of payment applicable to all benefits payable hereunder. Such designation shall be irrevocable, unless the Committee, in its sole discretion, permits an Eligible Employee to change his or her election of payment method to a method providing payments over a longer period of time than originally elected by the Eligible Employee and which will not reasonably result in any increase in the amount otherwise payable in any taxable year of the Participant during which payment would have been made under the method of payment previously elected. No payment option shall be selected by a Participant which is not among a list of payment options generally made available to all Participants by the Committee at the time of such selection. No assurance regarding the tax effects of making such change is provided to a participant who elects to change a form of payment.

Commencement or recommencement of active participation or status as an Eligible Employee following any Separation from Service or other interruption of employment shall be on such terms and under such conditions as the Committee may, in its discretion, provide.

ARTICLE IV

CALCULATION OF BENEFITS

4.1                               Benefits under this Plan

A Participant’s benefits under this Plan shall be calculated as provided in this Article IV, provided, however, that a Participant’s eligibility to receive a benefit hereunder shall be subject to succeeding provisions of this Plan.

4.2                               Benefit Formula

A Participant’s benefit payable under this Plan, expressed in the form of an annual benefit payable commencing at the Participant’s Normal Retirement Age and payable for the lifetime of the Participant, shall be equal to (a) minus (b) below where

(a)                                 equals the benefit payable on the Participant’s Normal Retirement Date determined in accordance with the terms of the Qualified Pension Plan (except that for purposes of this Subsection 4.2(a), the Participant’s Compensation shall be determined under this Plan), and

(b)                                 equals the benefit payable on the Participant’s Normal Retirement Date determined in accordance with the terms of the Qualified Pension Plan.

4.3                               Offset of Benefit under the 20th Century Industries Supplemental Executive Retirement Plan

If a Participant under this Plan is entitled to receive benefits under the 20th Century Industries Supplemental Executive Retirement Plan (the “SERP”), such Participant’s benefit under this Plan shall be offset, but not below zero (0) by an amount equal to the actuarial equivalent of the SERP benefit.

4.4                               Benefit Commencement at Early Retirement Date

If a Participant’s benefit under this Plan commences to be paid on a Participant’s Early Retirement Date, the benefit calculated as provided in Section 4.2 shall be reduced to reflect the longer anticipated period of time that such benefit is to be paid, and such reduction shall be determined in the same manner as a reduction is computed under the Qualified Pension Plan in the case of a Participant who retires under such Qualified Pension Plan at an Early Retirement Date.

ARTICLE V

VESTING OF BENEFITS

A Participant’s interest in his benefit under this Plan shall become vested and nonforfeitable in accordance with the provisions of the Qualified Pension Plan (including provisions of the Qualified Pension Plan relating to vesting upon termination, partial termination or other vesting event under such plan). Notwithstanding the preceding provisions of this Article V, in the event of a Participant’s Separation of Service following a “Change in Control” as such term is defined from time to time in the 20th Century Industries Supplemental Executive Retirement Plan, a Participant’s interest in his or her benefits under the Plan shall become fully vested and nonforfeitable.

ARTICLE VI

PAYMENT OF BENEFITS

6.1                               Date of Payment

Except as otherwise provided in Article VII and subject to the provisions of Article V, a Participant’s benefit hereunder, payable on account of a Separation from Service shall commence to be paid as soon as practicable following the later of (a) the date of such

Separation from Service or (b) the earlier of (i) the date on which the Participant attains (or would have attained if the Participant then were in active employment) Early Retirement Date, or (ii) the Participant’s Normal Retirement Date.

6.2                               Form of Payment

(a)                                 Single Life Annuity. The normal form of payment under the Plan for a Participant who is not married on the date of commencement of his or her benefits hereunder shall be a single life annuity providing monthly payments for the life of the Participant, and under which all benefit payments cease as of the date of death of the Participant.

(b)                                 Joint and Survivor Annuity. The normal form of benefit payable to a Participant who is lawfully married to a spouse on the date of commencement of his or her benefits hereunder shall be an actuarially equivalent fifty percent (50%) joint and survivor annuity, providing reduced monthly payments during such Participant’s life, and providing continued monthly payments after the Participant’s death to the spouse to whom the participant is married on the date of his or her commencement of benefits hereunder. Each such continued monthly payments payable to the surviving spouse shall be fifty percent (50%) of the monthly payment amount payable during the Participant’s lifetime. The reduction in the Participant’s monthly benefits shall be determined by application of the same reduction factors as are applied for purposes of determining such reduction under the Qualified Pension Plan. Continuing payments to a surviving spouse shall continue during the life of the surviving spouse and shall cease on the date of death of such surviving spouse.

(c)                                  Whenever, under this Plan it becomes necessary to determine the actuarial equivalence of one or more forms of benefits, such determination shall be made by application of such actuarial factors and rates as would then be applied for such purpose under the Qualified Pension Plan.

ARTICLE VII

DEATH AND DISABILITY BENEFITS

7.1                               Death Benefit

In the event of the death of a Participant prior to commencement of benefit payments hereunder, a death benefit shall be payable to the spouse to whom such Participant is lawfully married on the date of the Participant’s death. Such benefit shall consist of monthly payments, each of which is equal to the monthly amount that would have been paid to such spouse (a) had the Participant’s Separation from Service occurred on the later of (i) the Participant’s date of death, or (ii) the earlier of the Participant’s Early Retirement Date or Normal Retirement Date, (b) had the Participant’s benefit commenced to be paid as the joint and survivor annuity described in Section 6.2, and (c) had the Participant’s death occurred immediately after such commencement of benefits. Such death benefit shall begin to be paid as soon as practicable after the latest of (a) the Participant’s date of death, (b) the earlier of the Participant’s Early Retirement Date or Normal Retirement Date, and (c) the date on which such benefit applications, releases, and other documents as the Committee may require to be given are received by the Committee in form and manner satisfactory to the Committee. Death benefit payments shall cease as of the date of death of the spouse receiving such payments. No benefit shall be payable to any person other than a spouse described in the first sentence of this Section 7.1. This Plan shall not be required to give effect to disclaimers, whether made under state or federal law. This Section 7.1 shall not apply in the case of the death of a Participant after payments have commenced to be made with respect to such Participant.

7.2                               Disability Benefit

If a Participant incurs a Total and Permanent Disability, as such term is defined from time to time under Qualified Pension Plan, prior to commencement of benefits hereunder and such Participant at the date of the occurrence of such Total and Permanent Disability is an Eligible Employee, such Participant shall continue to accrue benefits under this Plan in the same manner as provided in the Qualified Plan during the continuation of such Total and Permanent Disability, but not beyond the date determined under the Qualified Pension Plan. Such Participant shall be entitled to receive his/her benefit under this Plan upon attaining his/her Normal Retirement Date.

ARTICLE VIII

RIGHT TO TERMINATE OR MODIFY PLAN

By action of its Board of Directors, 20th Century Industries may modify or terminate this Plan without further liability to any Eligible Employee or former employee or any other person. Notwithstanding the preceding provisions of this Article VIII, except as expressly required by law, this Plan may not be modified or terminated as to any Participant in a manner that adversely affects the payment of benefits theretofore accrued by such Participant to the extent such benefits have become vested, except that in the event of the termination of the Plan as to all Participants, this Plan may in the sole discretion of the Board of Directors be modified to accelerate payment of benefits to Participants.

ARTICLE IX

NO ASSIGNMENT, ETC.

Benefits under this Plan may not be assigned or alienated and shall not be subject to the claims of any creditor. A Participant shall not be permitted to borrow under the Plan, nor shall a Participant be permitted to pledge or otherwise use his benefits hereunder as security for any loan or other obligation. No payments shall be made to any person or persons other than expressly provided herein, or on any date or dates other than as expressly provided herein.

It is each Participant’s sole responsibility to obtain such consents, and to take such other actions as may be necessary or appropriate in connection with participation in this Plan, including but not limited to obtaining spousal or other consents, as may be necessary or appropriate to reflect marital property, support, or other obligations arising under contract, order or by operation of law.

ARTICLE X

THE COMMITTEE

(a)                                 The appointment, removal and resignation of members of the Committee shall be governed by the Board of Directors of 20th Century Industries. Subject to change by the said Board, the membership of the Committee shall be the same as the membership of the Committee of the Qualified Pension Plan.

(b)                                 The Committee shall have authority to oversee the management and administration of the Plan, and in connection therewith is authorized in its sole discretion to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include without limitation, the following:

(i)                                     Resolving all questions relating to the eligibility of select management and highly compensated employees to become Participants; and

(ii)                                  Resolving all questions regarding payment of benefits under the Plan and other questions regarding plan participation.

Any action taken or determination made by the Committee shall be conclusive on all parties. The exercise of or failure to exercise any discretion reserved to the Committee to grant or deny any benefit to a Participant or other person under the Plan shall in no way require the Committee or any person acting on behalf thereof, to similarly exercise or fail to exercise such discretion with respect to any other Participant.

ARTICLE XI

RELEASE

As a condition to making any payment under the Plan, or to giving effect to any election or other action under the Plan by any Participant or any other person, the Plan Administrator may require such consents or releases as it determines to be appropriate, and further may require any such designation, election or other action to be in writing, in a prescribed form and to be filed with the Committee in a manner prescribed by the Committee. In the event the Committee determines, in its discretion, that multiple conflicting claims may be made as to all or a part of a benefit accrued hereunder by a Participant, the Committee may delay the making of any payment until such conflict or multiplicity of claims is resolved.

ARTICLE XII

NO CONTRACT OF EMPLOYMENT

This Plan shall not be deemed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any employee at any time, nor shall this Plan interfere with the right of the Company to establish the terms and conditions of employment of any employee.

ARTICLE XIII

COMPANY’S OBLIGATION TO PAY BENEFITS

Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, and any Employee, an Employee’s spouse or former spouse or any other person. Funds to provide benefits under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Company. To the extent that any person acquires a right to receive payments from the Company under this Plan such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the preceding provisions of this Article XIII, assets may be transferred by the Company to a trust constituting a “rabbi trust,” for the purpose of providing benefits described herein.

ARTICLE XIV

CLAIM REVIEW PROCEDURE

(a)                                 A person who believes that he or she has not received all payments to which he or she is entitled under the terms of this Plan may submit a claim therefor. Within ninety (90) days following receipt of a claim for benefits under this Plan, and all necessary documents and information, the Committee or its authorized delegate reviewing the claim shall, if the claim is not approved, furnish the claimant with written notice of the decision rendered with respect to the application.

(b)                                 The written notice contemplated in (a) above shall set forth:

(i)                                     the specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

(ii)                                  a description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

(iii)                               an explanation of the Plan’s claim review procedure.

(c)                                  A claimant who wishes to contest the denial of his claim for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

(d)                                 A claimant who does not agree with the decision rendered as provided above in this Article XIV with respect to his application may appeal the decision to the Committee. The appeal shall be made, in writing, within sixty (60) days after the date of notice of such decision with respect to the application. If the application has neither been approved nor denied within the ninety-day (90) period provided in (a) above, then the appeal shall be made within sixty (60) days after the expiration of the ninety-day (90) period.

(e)                                  The claimant may request that his application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal. The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. The decision by the Committee on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

ARTICLE XV

ARBITRATION

A claimant may contest the Committee’s denial of his or her appeal only by submitting the matter to arbitration. In such event, the claimant and the Committee shall select an arbitrator from a list of names supplied by the American Arbitration Association in accordance with such Association’s procedures for selection of arbitrators, and the arbitration shall be conducted in accordance with the rules of such Association. The arbitrator’s authority shall be limited to the affirmance or reversal of the Committee’s denial of the appeal, and the arbitrator shall have no power to alter, add to or subtract from any provision of this Plan. Except as otherwise required by the Employee Retirement Income Security Act of 1974, the arbitrator’s decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan.

ARTICLE XVI

MISCELLANEOUS

16.1                        Successor and Assigns

The Plan shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and all Participants.

16.2                        Notices

Any notice or other communication required or permitted under the Plan shall be in writing, and if directed to the Company shall be sent to the Committee or its authorized delegate, and if directed to a Participant shall be sent to such Participant at his last known address as it appears on the records of the Company.

16.3                        Limitations on Liability

(a)                                 The Company does not warrant any tax benefit nor any financial benefit under the Plan. Without limitation to the foregoing, the Company and its officers, employees and agents shall be held harmless by the Participant or Beneficiary from, and shall not be subject to any liability on account of, the federal or state or local income tax consequences, or any other consequences of any deferrals or credits with respect to Participants under the Plan.

(b)                                 The Company, its officers, employees, and agents shall be held harmless by the Participant from, and shall not be subject to any liability hereunder for, all acts performed in good faith.

16.4                        Certain Small Benefits

Notwithstanding any other provision of this Plan to the contrary, in the case of a Participant whose annual benefit hereunder is not in excess of $2,000, the Committee may, in its sole discretion, distribute an amount equal to the actuarial equivalent value of future anticipated benefits, determined in accordance with such actuarial factors and interest rate assumptions utilized from time to time under the Qualified Pension Plan for purposes of making lump sum payments thereunder.

16.5                        Governing Law

This Plan is subject to the laws of the State of California, to the extent not preempted by ERISA.

IN WITNESS WHEREOF, 20th Century Industries has caused this instrument to be executed by its duly authorized officers, effective as of the Effective Date set forth hereinabove.

20TH CENTURY INDUSTRIES

By:

By: